Exhibit 99.3

Note to the Undersigned: The Terms of and Instructions to this Letter of Transmittal should be read carefully before your completion and signature.

LETTER OF TRANSMITTAL

TO SURRENDER SHARES OF COMMON STOCK AND PREFERRED STOCK

OF

NEURORX, INC.

This letter of transmittal (this “Letter of Transmittal”) has been executed and delivered by the undersigned, as the record holder (a “Stockholder”) of shares of common stock, par value $0.001 per share (“Company Common Stock”), and/or shares of Series A Preferred Stock, par value $0.001 per share (“Company Series A Preferred Stock”), and/or shares of Series B-1 Preferred Stock, par value $0.001 per share (“Company Series B-1 Preferred Stock”), and/or shares of Series B-1A Preferred Stock, par value $0.001 per share (“Company Series B-1A Preferred Stock”), and/or shares of Series B-2 Preferred Stock, par value $0.001 per share (“Company Series B-2 Preferred Stock”, and together with the Company Series A Preferred Stock, Company Series B-1 Preferred Stock, and Company Series B-1A Preferred Stock, the “Company Preferred Stock”), of NeuroRx, Inc., a Delaware corporation (the “Company”), in connection with the business combination (the “Transaction”) involving Big Rock Partners Acquisition Corp., a Delaware corporation (“BRPA”) and the Company, pursuant to the terms of the Agreement and Plan of Merger, dated as of December 13, 2020, as amended, by and among BRPA, Big Rock Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of BRPA (“Merger Sub”), and the Company (the “Merger Agreement”). Terms not otherwise defined in this Letter of Transmittal have the meanings ascribed to them in the Merger Agreement.

The undersigned acknowledges that pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”). At the effective time of the Merger (the “Effective Time”), the separate existence of Merger Sub will cease and the Company will continue as the surviving entity of the Merger and a wholly-owned subsidiary of BRPA (the “Surviving Corporation”).

The undersigned also acknowledges that a copy of the Merger Agreement, and each amendment thereto, and the definitive proxy statement / consent solicitation statement / prospectus dated May [●], 2021 (“Proxy Statement / Consent Solicitation Statement / Prospectus”) has been provided to the undersigned. The undersigned has reviewed such materials and understands that, in connection with the Merger, the undersigned will receive the following consideration in exchange for the issued and outstanding shares of Company Common Stock and/or Company Preferred Stock held by the undersigned (the “Held Shares”):

1.

Immediately prior to the Effective Time, each share of Company Preferred Stock will be converted into a number of shares of Company Common Stock at the then-effective conversion rate (as calculated pursuant to the Company’s Second Amended and Restated Certificate of Incorporation, dated October 20, 2016, as amended (the “Company Charter”) in accordance with the Company Charter (such conversions, the “Company Preferred Stock Conversion”). Following the Company Preferred Stock Conversion all of the shares of Company Preferred Stock shall be canceled or terminated, as applicable, shall no longer be outstanding and shall cease to exist and no payment or distribution shall be made with respect thereto, and each holder of Preferred Stock shall thereafter cease to have any rights with respect to such securities.

2.

Following the Preferred Stock Conversion, at the Effective Time, by virtue of the Merger and without any action on the part of BRPA, Merger Sub, the Company or any Stockholder, each issued and outstanding share of Company Common Stock (including the Company Common Stock issued in the Company Preferred Stock Conversion) will be canceled and converted into and become (i) the right to receive the number of shares of BRPA’s common stock, par value $0.001 per share (“BRPA Common Stock”), equal to the Exchange Ratio (the “Per Share Merger Consideration”) and (ii) a contingent right to receive a number of Earnout Shares and an amount of Earnout Cash (together, the “Earnout Consideration”) issuable if the milestones set forth in the Merger Agreement are achieved.

Certain Definitions:

The “Exchange Ratio” means the quotient of (i) 50,000,000 divided by (ii) the total number of issued and outstanding shares of Company Common Stock and Company Preferred Stock (on an “as-converted” to Company Common Stock basis) on a fully diluted basis as of the consummation of the Merger (“Closing”) using the treasury method of accounting, including, without duplication, the number of shares of Company Common Stock issuable pursuant to the Company Preferred Stock Conversion, the number of shares of Company Common Stock issued or issuable upon the exercise of all options exercisable for shares of Company Common Stock and the shares of Company Common Stock underlying warrants to purchase shares of Company Common Stock.

“Earnout Shares” means the undersigned’s pro rata portion of an aggregate of 25,000,000 shares of BRPA Common Stock.

“Earnout Cash” means the undersigned’s pro rata portion of $100,000,000.

In order to be able to receive the Per Share Merger Consideration and contingent right to receive the undersigned’s pro rata portion of Earnout Consideration in exchange for Held Shares pursuant to the terms of the Merger Agreement, the undersigned acknowledges that the undersigned must deliver the following to Continental Stock Transfer & Trust Company (the “Exchange Agent”):

(i)	the stock certificates evidencing the Held Shares, unless such shares are held in book-entry format;

(ii)	this properly completed and duly signed Letter of Transmittal; and

(iii)	a properly completed Internal Revenue Service (“IRS”) Form W-9 (or if applicable, the appropriate IRS Form W-8).

The undersigned, upon request, will execute and deliver any additional documents reasonably required by the Exchange Agent or BRPA (as applicable) in order to receive payment of the Per Share Merger Consideration.

This Letter of Transmittal will only be accepted by the Exchange Agent until June 30, 2023. After June 30, 2023, any Stockholder holding stock certificates evidencing Held Shares shall thereafter look only to BRPA to receive the applicable Per Share Merger Consideration and its pro rata portion of the Earnout Consideration. Following the consummation of the Merger, BRPA will be renamed “NRX Pharmaceuticals, Inc.”

The undersigned acknowledges that the undersigned has been asked to retain for the undersigned’s records a copy of this Letter of Transmittal and any other documents delivered by the undersigned to the Exchange Agent, the Company or BRPA (as applicable).

ADDITIONAL ACKNOWLEDGEMENTS AND AGREEMENTS BY THE UNDERSIGNED

In addition to (and not in limitation of) the acknowledgements and agreements by the undersigned set forth above and elsewhere in this Letter of Transmittal, by signing below, the undersigned further acknowledges and agrees as follows as part of the consideration for the payment of the Per Share Merger Consideration:

1.	The undersigned is a Stockholder.

2.

The undersigned acknowledges and agrees to the cancellation and termination of all of the issued and outstanding shares of Company Common Stock and Company Preferred Stock (including the Held Shares) at the Effective Time in exchange for Per Share Merger Consideration pursuant to the terms of the Merger Agreement. The undersigned agrees that the undersigned is entering into and executing and delivering this Letter of Transmittal for good and valuable consideration, the receipt and sufficiency of which is hereby irrevocably acknowledged by the undersigned.

3.

The undersigned surrenders, subject to the terms and conditions of the Merger Agreement, the stock certificates evidencing the Held Shares in exchange for, and for the purpose of receiving, the Per Share Merger Consideration, payable pursuant to the Merger Agreement.

4.	The undersigned agrees, upon request, to execute any additional documents necessary to complete the transactions contemplated by this Letter of Transmittal, including the surrender of the Held Shares.

5.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

6.	The undersigned represents and warrants as follows:

(a)

The undersigned has all requisite power, authority and legal capacity to execute and deliver this Letter of Transmittal and perform the undersigned’s obligations hereunder. This Letter of Transmittal has been duly and validly executed by the undersigned.

(b)

This Letter of Transmittal constitutes the legal, valid and binding obligations of the undersigned and will be enforceable against the undersigned in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles.

(c)

The execution and delivery of this Letter of Transmittal and the performance by the undersigned of its obligations hereunder and under the Merger Agreement and the compliance by the undersigned with any of the provisions hereof or thereof do not conflict with, result in a breach of or violate, or result in the creation or imposition of any lien, security interest, mortgage, pledge, adverse claim or other lien (collectively, “Liens”) on any of the Held Shares under any of the terms, conditions or provisions of (i) the undersigned’s organizational documents (if applicable), (ii) any material contracts to which the undersigned is a party or by which any of the undersigned’s property is bound and (iii) any applicable Laws.

(d)

As of the signing date specified by the undersigned below, the undersigned is the sole registered and beneficial holder of the Held Shares and sole owner of all right, title and interest (legal and beneficial) in and to the Held Shares. The undersigned owns the Held Shares, free and clear of all Liens, and the undersigned has the full power, right and authority to surrender the Held Shares pursuant to this Letter of Transmittal.

(e)

The undersigned hereby acknowledges receipt of a copy of the Merger Agreement and the Proxy Statement / Consent Solicitation Statement / Prospectus. The decision of the undersigned to execute this Letter of Transmittal has been made by the undersigned based solely on the undersigned’s own review of this Letter of Transmittal, the Merger Agreement, and the Proxy Statement / Consent Solicitation Statement / Prospectus and independently of any other person and independently of any information, materials, statements or opinions as to the terms and conditions of this Letter of Transmittal, the Merger Agreement, and the Proxy Statement / Consent Solicitation Statement / Prospectus that may have been made or given to the undersigned.

7.	Release.

(a)    Effective upon the Closing, the undersigned Stockholder, on behalf of himself, herself or itself, and his, her or its officers, directors, equityholders, subsidiaries, and controlled affiliates, and each of their respective successors and assigns, hereby fully, unconditionally and irrevocably waives, releases, acquits and forever discharges the Company, BRPA, Merger Sub and each affiliate of the foregoing and the subsidiaries, officers, directors, managers, stockholders, members, partners, advisors, representatives, agents and employees and the successors and assigns of the foregoing and those of their respective affiliates (collectively, “Released

Parties”) from any claims, suits, demands, debts, accounts, covenants, contracts, arrangements, promises, obligations, damages, judgments, debts, dues, or liabilities of any kind, actions, and causes of action of every kind and nature, or otherwise (including claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses), in law or equity (“Action”), which the Stockholder has or may have against any Released Party, whether known or unknown, suspected or unsuspected, accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, and that now exist or may hereafter exist (collectively, “Claims”) solely to the extent such Claims arise or relate to the Stockholder’s capacity as a securityholder of the Company prior to the Closing (collectively, the “Released Claims”). The Stockholder shall refrain from directly or indirectly asserting any claim or commencing (or causing to be commenced) any Action of any kind before any court, arbitrator, administrative agency, commission, governmental or regulatory authority or similar body against any Released Party based upon any Released Claim.

(b)    The Stockholder represents and acknowledges that he, she or it has read this release and understands its terms and has been given an opportunity to ask questions of the Company’s Representatives. The Stockholder further represents that in signing this release he, she or it does not rely, and has not relied, on any representation or statement not set forth in this release made by any representative of the Company or anyone else with regard to the subject matter, basis or effect of this release or otherwise.

(c)    The Stockholder acknowledges that he, she or it is familiar with Section 1542 of the Civil Code of the State of California (“Section 1542”), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(d)    The Stockholder hereby waives and relinquishes any rights and benefits that the Stockholder may have under Section 1542 or any similar statute or common law principle of any jurisdiction. The Stockholder acknowledges that he, she or it may hereafter discover facts in addition to or different from those that the Stockholder now knows or believes to be true with respect to the subject matter of this release, but it is the Stockholder’s intention to fully and finally and forever settle and release any and all Claims that do now exist, may exist or heretofore have existed with respect to the subject matter of this release. In furtherance of this intention, the releases contained herein shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional or different facts.

(e)    The Stockholder acknowledges that he, she or it may execute, and may have executed, additional releases in connection with the Transaction, and for the avoidance of doubt, the Stockholder will be bound by each release to which the undersigned is a party and such releases will be cumulative and not exclusive to one another.

(f)    The Stockholder hereby forever waives his, her or its dissenter, appraisal or similar rights with respect to the Merger under applicable Law or pursuant to any agreement between the Stockholder and the Company and agrees to take all further necessary or desirable actions reasonably requested by BRPA or the Surviving Corporation to evidence such waiver. For the avoidance of doubt, the Stockholder acknowledges and agrees that he, she, or it hereby withdraws any written objections to the Merger, if any, with respect to the Held Shares and forever waives any appraisal, dissenter or similar rights with respect to the Held Shares under Section 262 of the Delaware General Corporation Law or any other right to object to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, whether or not the Stockholder has previously made a written demand upon the Company and otherwise complied with the appraisal, dissenter or similar rights under Section 262 of the Delaware General Corporation Law.

(g)    The undersigned acknowledges and agrees that the Per Share Merger Consideration constitutes full and adequate consideration received by the undersigned for the execution and delivery of this Letter of Transmittal and any other required documents by the undersigned.

OTHER TERMS OF THIS LETTER OF TRANSMITTAL

This Letter of Transmittal and any other required documents are irrevocable by the undersigned and may only be amended with the prior written consent of both the Exchange Agent and BRPA (which consent may be withheld for any reason or no reason at all).

BRPA and the Exchange Agent shall be entitled to rely upon, and shall have the right to enforce, the representations, warranties, acknowledgments and other agreements of the undersigned as set forth in this Letter of Transmittal and any other required documents for all purposes.

This Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives (as applicable) of the undersigned. The undersigned hereby acknowledges that the transmittal and surrender of the Held Shares in connection with the delivery of this Letter of Transmittal are irrevocable.

Headings and subheadings contained in this Letter of Transmittal are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Letter of Transmittal. No person shall be deemed the drafter of this Letter of Transmittal for purposes of construing the provisions hereof, and all provisions of this Letter of Transmittal shall be construed according to their fair meaning and not strictly for or against any person. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereof” and words of similar import refer to this Letter of Transmittal as a whole and not to any particular section, subsection paragraph, subparagraph or clause contained in this Letter of Transmittal; (ii) words importing the singular shall also include the plural, and vice versa; and (iii) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”

If any term or other provision of this Letter of Transmittal is invalid, illegal or unenforceable, all other provisions of this Letter of Transmittal shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any person.

THE STOCKHOLDER AGREES THAT THIS LETTER OF TRANSMITTAL, AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS LETTER OF TRANSMITTAL OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER OF TRANSMITTAL OR THE MERGER AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

THE STATE OR FEDERAL COURTS LOCATED WITHIN THE STATE OF DELAWARE SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS LETTER OF TRANSMITTAL AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY AND THE PARTIES HERETO CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LETTER OF TRANSMITTAL OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER OF TRANSMITTAL OR THE MERGER AGREEMENT.

In the event of any conflict between any provision of this Letter of Transmittal and the Merger Agreement, the Merger Agreement shall control.

The undersigned represents and warrants that the undersigned is a United States Holder (as defined below) and has duly completed, executed and delivered the attached IRS Form W-9.

                     YES                      NO

The undersigned represents and warrants that the undersigned is not a United States Holder (as defined below) and has duly completed, executed and delivered the appropriate IRS Form W-8. The applicable IRS Form W-8 may be obtained from the IRS website at http://www.irs.gov or the Exchange Agent.

                     YES                      NO

A “United States Holder” is (i) an individual who is a citizen or resident alien of the United States, (ii) a corporation (including an entity taxable as a corporation) or partnership created under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income tax regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

YOU ARE HEREBY NOTIFIED THAT: (A) ANY FEDERAL TAX INFORMATION CONTAINED HEREIN IS NOT INTENDED TO CONSTITUTE TAX ADVICE WITH RESPECT TO ANY TAXPAYER’S PARTICULAR CIRCUMSTANCES AND (B) THE TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Signature of Stockholder to Letter of Transmittal

The undersigned acknowledges that the undersigned has thoroughly read this Letter of Transmittal and agrees to be bound by the terms and conditions set forth herein and in the accompanying materials.

Signature(s)

Name

Title and Name of Entity (If Stockholder is a Legal Entity)

LETTER OF TRANSMITTAL

To Accompany Certificates Formerly Representing

Shares of Common Stock and Preferred Stock

NeuroRx, Inc.

DESCRIPTION OF SURRENDERED CERTIFICATES

Names(s) and Address(es) of Registered Owner(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	Certificate(s) Surrendered (Paper Certificate or Book-Entry) (Attach additional list if necessary)
	Certificate Number(s)	Total Number of Shares of Common Stock or Preferred Stock Represented By Certificate(s)

Total number of shares:

[    ]    If any certificate(s) formerly representing shares of common stock or preferred stock that you own have been lost or destroyed, check this box and see Instruction 8. Please fill out the remainder of this Letter of Transmittal and indicate here the number of shares of stock represented by the lost or destroyed certificates.                  (Number of Shares of Common Stock or Preferred Stock)

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 4, and 5)

To be completed ONLY if the new shares or payment for surrendered shares is to be issued in the name of someone other than the undersigned. You must obtain a MEDALLION SIGNATURE GUARANTEE. See reverse.

Issue payment to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security No.)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 4 and 5)

To be completed ONLY if the new shares or check for surrendered shares is to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown above.

Deliver check to:

Name:

(Please Print)

Address:

(Include Zip Code)

IMPORTANT — STOCKHOLDERS SIGN HERE

(U.S. Holders Also Please Complete Substitute Form W-9 Below)

(Non-U.S. Holders Please Obtain and Complete Form W-8BEN or Other Form W-8)

(Must be signed by former registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) as evidenced by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

Name:	Signature:

Name:	Signature:

Telephone Number:	Email Address:

Dated: , 20

Mail to: Continental Stock Transfer & Trust Company,

Attn: Corporate Actions,

1 State Street 30th Floor, New York, NY 10004

Telephone: 917-262-2378

MEDALLION SIGNATURE GUARANTEE

(See Instructions 1 and 4)

Complete ONLY if required by Instruction 1.

FOR USE BY FINANCIAL INSTITUTION ONLY. PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Firm:
By:
Title:
Address:

INSTRUCTIONS FOR LETTER OF TRANSMITTAL

1.     Guarantee of Signature. Signatures on all Letters of Transmittal must be guaranteed by a financial institution that is a member of a Securities Transfer Association approved medallion program such as STAMP, SEMP or MSP (an “Eligible Institution”), except in cases where securities are surrendered (i) by a registered holder of the securities who has not completed either the box entitled “Special Payment/Issuance Instructions” or the box entitled “Special Delivery Instructions” on the Letter of Transmittal or (ii) for the account of an Eligible Institution. See Instruction 4.

2.     Delivery of Letter of Transmittal and Certificates. The Letter of Transmittal, properly completed and duly executed, together with the certificate(s) for the securities described should be delivered to Continental Stock Transfer & Trust Company in the envelope enclosed for your convenience.

THE METHOD OF DELIVERY OF CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE OWNER, BUT IF SENT BY MAIL, IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. DELIVERY OF THE DOCUMENTS WILL BE EFFECTIVE, AND RISK OF LOSS AND TITLE WITH RESPECT THERETO SHALL PASS, ONLY WHEN THE MATERIALS ARE ACTUALLY RECEIVED BY THE EXCHANGE AGENT.

3.     Inadequate Space. If the space provided on the Letter of Transmittal is inadequate, the certificate numbers and the number of shares should be listed on a separate schedule to be attached thereto.

4.     Signatures of Letter of Transmittal, Stock Powers and Endorsements. When the Letter of Transmittal is signed by the registered owner(s) of the certificate(s) listed and surrendered thereby, no endorsements of certificates or separate stock powers are required.

If the certificate(s) surrendered is (are) owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

If any surrendered certificates are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If the Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed, such certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificate(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If the Letter of Transmittal or any certificate or stock power is signed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others, acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence, satisfactory to Continental Stock Transfer & Trust Company, of their authority to do so must be submitted.

5.     Special Payment and Delivery Instructions. Indicate the name and address to which new shares or payment for the securities is to be issued and/or sent if different from the name and address of the person(s) signing the Letter of Transmittal.

6.     W-9. Please follow instructions contained within the IRS Form W-9. If you are a foreign person, you must provide a properly completed and executed IRS Form W-8BEN or other applicable Form W-8, which you can obtain from Continental Stock Transfer & Trust Company.

7.     Additional Copies. Additional copies of the Letter of Transmittal may be obtained from the Reorganization Department of Continental Stock Transfer & Trust Company at the address listed below.

8.     Lost, Stolen or Destroyed Certificates. If any stock certificates have been lost, stolen or destroyed, please so indicate on the front of the Letter of Transmittal, and additional paperwork will be sent to you to replace the lost, stolen or destroyed certificates.

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by Continental Stock Transfer & Trust Company and BRPA, and such determination shall be final and binding. Continental Stock Transfer & Trust Company and BRPA reserve the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived. Neither Continental Stock Transfer & Trust Company nor BRPA is under any obligation to waive or to provide any notification of any irregularities or defects in the surrender of any certificates, nor shall Continental Stock Transfer & Trust Company or BRPA be liable for any failure to give such notification.

For Information:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

917-262-2378